AGREEMENT

Made this as of this 1st day of August, 1998, by and among VANGUARD WELLINGTON FUND, VANGUARD WINDSOR FUNDS, VANGUARD WORLD FUND, VANGUARD EXPLORER FUND, VANGUARD MORGAN GROWTH FUND, VANGUARD WELLESLEY INCOME FUND, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD MONEY MARKET RESERVES, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD PREFERRED STOCK FUND, VANGUARD STAR FUNDS, VANGUARD PRIMECAP FUND, VANGUARD INDEX FUNDS, VANGUARD TRUSTEES' EQUITY FUND, VANGUARD SPECIALIZED FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD NEW YORK           TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUNDS, VANGUARD OHIO TAX-FREE FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD QUANTITATIVE FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD EQUITY INCOME FUND, VANGUARD NEW JERSEY TAX-FREE FUNDS, VANGUARD ADMIRAL FUNDS, VANGUARD ASSET ALLOCATION FUND, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD BALANCED INDEX FUNDS, VANGUARD INSTITUTIONAL INDEX FUNDS, VANGUARD INTERNATIONAL EQUITY INDEX   FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD WHITEHALL FUNDS, VANGUARD TREASURY FUND, VANGUARD HORIZON FUNDS AND VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, (hereinafter collectively referred to as "Funds") and THE VANGUARD GROUP, INC. AND VANGUARD MARKETING      CORPORATION          (hereinafter collectively referred to as "Vanguard").

THIS AGREEMENT is entered into under the following circumstances:

A.          Section 17(g) of the Investment Company Act of 1940 ("the Act") provides that the Securities and Exchange Commission ("SEC") is authorized to require that the officers and employees of registered management investment companies be bonded against larceny and embezzlement, and the SEC has promulgated rules and regulations dealing with this subject ("Rule 1 7g- 1");

B.          Funds and Vanguard are named as joint insureds under the terms of certain bond or policy of insurance with total coverage of $350,000,000 which insures against larceny and embezzlement by officers and employees (the "Bond");

C.          A majority of those members of the Board of Trustees of each of the Funds, who are not "interested persons" as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on such joint insured Bond, and the Board of Trustees of each Fund has approved the term and amount of the Bond, the portion of the premium payable by that party, and the manner in which recovery on said Bond, if any, shall be shared by and among the parties hereto as hereinafter set forth; and

D.         Funds and Vanguard now desire to enter into the agreement required by Rule 17g- 1 (f) to establish the manner in which recovery on said Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.	ALLOCATION OF RECOVERIES

A.          In the event of a separate loss or losses under the Bond, the party suffering such loss or losses shall be entitled to be indemnified up to the full amount of the Bond.

B.          If more than one of the parties hereto is damaged in a single loss or occurrence for which recovery is received under the Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate fully to indemnify each such party sustaining a loss.

C.          If the recovery is inadequate fully to indemnify each such party sustaining a loss, the recovery shall be allocated among such parties as follows:

(i)           Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of bond deemed appropriate to be maintained by such party as hereinafter set forth in paragraph 2 hereof and Exhibit A hereof.

(ii)           The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) in ratio of the premium paid by each such party to the premium paid by all such parties.

2.	BONDING COVERAGE REQUIRED

Each of the parties hereto has determined that the minimum amount of fidelity bond coverage deemed appropriate to be maintained by it is as set forth opposite its name in Exhibit A hereto and each of the Funds represents and warrants to each of the other parties hereto that the minimum amount of coverage required of it under Rule 17g-1(d)(1) as of June 30, 1998, is not more than reflected opposite its name in Exhibit A hereto. Each of the Funds further agrees that it will determine, immediately following the end of its fiscal quarters, the minimum amount of coverage required of it by Rule 17g-1(1) and will promptly take such steps as may be necessary to insure that its minimum coverage as therein set forth shall at no time be less than the minimum coverage required of it under Rule 17g-1 (d)(1).

3.           This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party hereto upon the giving of not less than sixty days' written notice to the other parties hereto.

4.           Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

6

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date aforesaid.

VANGUARD WELLINGTON FUND
VANGUARD WINDSOR FUNDS
VANGUARD WORLD FUND
VANGUARD EXPLORER FUND
VANGUARD MORGAN GROWTH FUND
VANGUARD WELLESLEY INCOME FUND
VANGUARD FIXED INCOME SECURITIES FUNDS
VANGUARD MONEY MARKET RESERVES
VANGUARD MUNICIPAL BOND FUNDS
VANGUARD PREFERRED STOCK FUND
VANGUARD STAR FUNDS
VANGUARD INDEX FUNDS
VANGUARD TRUSTEES' EQUITY FUND
VANGUARD SPECIALIZED FUNDS
VANGUARD PRIMECAP FUND
VANGUARD CALIFORNIA TAX-FREE FUNDS
VANGUARD NEW YORK TAX-FREE FUNDS
VANGUARD PENNSYLVANIA TAX-FREE FLUNDS
VANGUARD CONVERTIBLE SECURITIES FUND
VANGUARD QUANTITATIVE FUNDS
VANGUARD BOND INDEX FUNDS
VANGUARD EQUITY INCOME FUND
VANGUARD BALANCED INDEX FUNDS
VANGUARD FLORIDA TAX-FREE FUNDS
VANGUARD ADMIRAL FUNDS
VANGUARD NEW JERSEY TAX-FREE FUNDS
VANGUARD ASSET ALLOCATION FUND
VANGUARD OHIO TAX-FREE FUNDS
VANGUARD VARIABLE INSURANCE FUNDS
VANGUARD INSTITUTIONAL INDEX FUNDS
VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
VANGUARD TAX-MANAGED FUNDS
VANGUARD HORIZON FUNDS
VANGUARD WHITEHALL FUNDS
VANGUARD TREASURY FUND
VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS
THE VANGUARD GROUP, INC.
VANGUARD MARKETING CORPORATION

By:
John J. Brennan,
Chairman, President and
Chief Executive Officer

Attest:
Raymond J. Klapinsky, Secretary

Exhibit A

FIDELITY BOND EOUIREMENTS AS OF JUNE 30, 1998

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000) (1)	(000)(2)

Vanguard Windsor Funds
- Windsor Fund	$22,131	$2,500
- Windsor II	30,606	2,500

Vanguard Trustee's Equity Fund
- United States	196	600
- International	880	1,000

Vanguard World Fund
- U.S. Growth	10,722	2,500
- International Growth	7,726	2,500

Vanguard Specialized Funds
- Energy	1,126	1,250
- Health Care	6,707	2,500
- Gold & Precious Metals	308	750
- Utilities Income	754	1,000
- REIT Index	1,218	1,250

Vanguard Index Trust
- 500	64,281	2,500
- Extended Market (Ind.)	2,962	1,900
- Extended Market (Inst.)	511	900
- Total Stock Market (Ind.)	7,197	2,500
- Total Stock Market (Inst.)	2,007	1,700
- Value (Ind.)	2,288	1,700
- Value (Inst.)	0	0
- Growth (Ind.)	4,149	2,500
- Growth (Inst.)	16	350
- MidCap (Ind.)	107	525
- MidCap (Inst.)	10	350
- Small Cap Value (Ind.)	92	450
- Small Cap Value (Inst.)	0	0
- Small Cap Growth (Ind.)	64	400
- Small Cap Growth (Inst.)	0	0
- Small Cap (Ind.)	2,913	1,900
- Small Cap (Inst.)	209	600

Rule 17(g)

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000) (1)	(000)(2)

Vanguard International Equity Index Fund
- European	3,917	2,300
- Pacific	878	1,000
- Emerging Markets	590	900

Vanguard Bond Index Fund
- Total Bond Market (Ind.)	6,233	2,500
- Total Bond Market (Inst.)	1,803	1,500
- Short-Term Bond	563	900
- Intermediate-Term Bond	883	1,000
- Long Term Bond	140	525

Vanguard Fixed Income Securities Fund
- Short-Term Corporate	5,419	2,500
- Short-Term Federal	1,500	1,500
- Short-Term U.S. Treasury Bond	1,031	1,250
- Intermediate-Term U.S. Treasury Bond	1,648	1,500
- Intermediate-Term Corporate	1,022	1,250
- Long-Term U.S. Treasury Bond	1,134	1,250
- GNMA	9,779	2,500
- Long-Term Corporate	3,967	2,300
- High Yield Corporate	5,154	2,500

Vanguard Admiral Funds
- U.S. Treasury Money Market	4,177	2,500
- Short-Term U.S. Treasury	845	1,000
- Intermediate-Term U.S. Treasury	1,036	1,250
- Long-Term U.S. Treasury	389	750

Vanguard Money Market Reserves
- Prime (Ind.)	29,749	2,500
- Prime (Inst.)	824	1,000
- Federal	3,757	2,300

Vanguard Treasury Fund	3,543	2,300

Vanguard Variable Insurance Fund
- Money Market	491	750
- High Grade Bond	255	750
- Balanced	575	900
- Equity Income	400	750
- Equity Index	1,002	1,250
- Growth	668	900
- International	253	750

Rule 17(g)

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000) (1)	(000)(2)

- High Yield Bond	143	525
- Small Company Growth	137	525

Vanguard Municipal Bond Fund
- Money Market	5,811	2,500
- Short-Term	1,554	1,500
- Limited-Term	2,161	1,700
- Intermediate-Term	7,340	2,500
- Long-Term	1,402	1,250
- High Yield	2,541	1,900
- Insured Long-Term	2,130	1,700

Vanguard California Tax-Free Fund
- Money Market	1,977	1,500
- Insured Intermediate-Term	801	1,000
- Insured Long-Term	1,328	1,250

Vanguard New Jersey Tax-Free Fund
- Money Market	1,099	1,250
- Insured Long-Term	1,020	1,250

Vanguard Pennsylvania Tax-Free Fund
- Money Market	1,682	1,500
- Insured Long-Term	1,846	1,500

Vanguard Ohio Tax-Free Fund
- Money Market	306	750
- Insured Long-Term	289	750

Vanguard Florida Tax-Free Fund	705	900
Vanguard Explorer Fund	2,546	1,900
Vanguard Equity Income Fund	2,528	1,900
Vanguard Morgan Growth Fund	3,298	2,100
Vanguard PRIMECAP Fund	10,520	2,500
Vanguard Quantitative Fund	4,060	2,500
Vanguard Asset Allocation Fund	5,388	2,500
Vanguard Balanced Index Fund	1,584	1,500
Vanguard Convertible Securities Fund	200	600
Vanguard Preferred Stock Fund	369	750
Vanguard Wellesley Income Fund	8,009	2,500
Vanguard Wellington Fund	24,882	2,500

Rule 17(g)

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000) (1)	(000)(2)

Vanguard New York Insured Tax-Free Fund
- Money Market	351	750
- Insured Long-Term	1,284	1,250

Vanguard Institutional Index Fund (3)	23,088	2,500

Vanguard STAR Fund (3)
- STAR	8,188	2,500
- Life Income	347	750
- Life Conservative Growth	1,184	1,250
- Life Moderate Growth	1,850	1,500
- Life Growth	1,627	1,500
- Total International	1,196	1,250

Vanguard Tax-Managed Fund
- Growth and Income	994	1,000
- Capital Appreciation	1,239	1,250
- Balanced	169	600

Vanguard Horizon Funds
- Aggressive Growth	573	900
- Capital Opportunity	121	525
- Global Asset Allocation	85	450
- Global Equity	138	525

Vanguard Whitehall Funds
- Selected Value	206	600

Vanguard Massachusetts Tax-Exempt Funds	0	0

	$403,101 (4)	$149,550

(1) As of June 30, 1998

(2) The maximum bond required for an investment company by the 1940 Act is $2,500,000.

(3) Not a member of The Vanguard Group.

(4) Assets of Vanguard STAR Fund ($14,392) are counted twice.